Exhibit 99

FINANCIAL NEWS FOR IMMEDIATE RELEASE Analyst Contact: Natalie Fischer | 716-857-7315 Media Contact: Karen Merkel | 716-857-7654

National Fuel Declares Quarterly Dividend and Announces New Share Repurchase Program

(March 11, 2024) WILLIAMSVILLE, N.Y. –National Fuel Gas Company (NYSE: NFG) (the “Company”) announced today that its Board of Directors has approved payment of a regular quarterly dividend of 49.5 cents per share on the Company’s common stock. The dividend is payable April 15, 2024, to stockholders of record at the close of business March 28, 2024.

The Company also announced an enhancement to its long history of returning capital to shareholders with the authorization of a program to repurchase up to $200 million of its outstanding common stock. While there is no end date to the program, the Company is targeting completion of this program by the end of fiscal 2025.

“This announcement demonstrates National Fuel’s continued focus on returning capital to our shareholders,” said David P. Bauer, President and Chief Executive Officer of the Company. “National Fuel has paid a dividend for 121 consecutive years and has increased it for each of the last 53 years. This track record highlights our ability to deliver growing earnings and cash flows over the long-term, all while maintaining capital discipline. The new share repurchase program underscores the strong outlook for our business and provides a means by which we can enhance value for shareholders.”

Under this program, repurchases will be made from time to time by the Company in the open market as conditions allow, or in privately negotiated transactions, including through the use of trading plans intended to qualify under SEC Rule 10b5-1, in accordance with applicable securities laws and other restrictions.

Except in the case of repurchases under a Rule 10b5-1 trading plan, the volume, nature, price and timing of the repurchases are at the sole discretion of management, dependent on the stock price, market conditions, applicable securities laws, including SEC Rule 10b-18, corporate and regulatory requirements, capital and liquidity needs or other factors. The Company’s Board of Directors may suspend, discontinue, terminate, modify, cancel or extend the share repurchase program at any time and for any reason. The Company has approximately 92.1 million shares of common stock outstanding. It has no preferred stock outstanding.

National Fuel is a diversified energy company headquartered in Western New York that operates an integrated collection of natural gas assets across four business segments: Exploration & Production, Pipeline & Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “believes,” “will,” “may,” and similar expressions, and statements other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding the amount and timing of repurchases of our common stock, if any, involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. While National Fuel’s expectations, beliefs, and projections are expressed in good faith and are believed to have a reasonable basis, actual results may differ materially from those projected in forward-looking statements. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: (1) National Fuel’s ability to estimate accurately the time and resources necessary to implement new practices; (2) governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; and (3) the other risks and uncertainties described in (i) National Fuel’s most recent Annual Report on Form 10-K at Item 7, MD&A, and Quarterly Reports on Form 10-Q at Item 2, MD&A, under the heading “Safe Harbor for Forward-Looking Statements,” and (ii) the “Risk Factors” included in National Fuel’s most recent Annual Report on Form 10-K at Item 1A. National Fuel disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. Because of these risks and uncertainties, readers should not place undue reliance on these forward-looking statements or use them for anything other than their intended purpose.